Exhibit 99.4

NEW PARENT UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with a proposed plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “CBCA”) involving, among others, Potash Corporation of Saskatchewan Inc. (“PotashCorp”), the holders (“PotashCorp Shareholders”) of PotashCorp common shares (“PotashCorp Shares”), Agrium Inc. (“Agrium”), the holders (“Agrium Shareholders”) of Agrium common shares (“Agrium Shares”), and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of PotashCorp and Agrium (“New Parent”), the following unaudited pro forma condensed combined financial information, referred to herein as the pro forma financial information, presents the effect of the Arrangement on the combined historical financial statements of PotashCorp and Agrium.

PotashCorp and Agrium entered into an arrangement agreement dated September 11, 2016 (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement and the accompanying plan of arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding PotashCorp Shares and all of the issued and outstanding Agrium Shares. Pursuant to the Arrangement, PotashCorp Shareholders will receive 0.40 of a common share in the capital of New Parent (each one share, a “New Parent Share”) for each PotashCorp Share held (the “PotashCorp Exchange Ratio”) and Agrium Shareholders will receive 2.23 New Parent Shares for each Agrium Share held (the “Agrium Exchange Ratio”). Immediately following completion of the Arrangement, former PotashCorp Shareholders are anticipated to own approximately 52% of the issued and outstanding New Parent Shares and former Agrium Shareholders are anticipated to own approximately 48% of the issued and outstanding New Parent Shares. The Arrangement was approved by the PotashCorp Shareholders and by the Agrium Shareholders and the holders of Agrium voting stock options (collectively with the Agrium Shareholders, the “Agrium Securityholders”), voting as a single class, on November 3, 2016 and by the Ontario Superior Court of Justice on November 7, 2016. The Arrangement is currently anticipated to be completed in mid-2017, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals. Following the completion of the Arrangement, PotashCorp and Agrium will be wholly-owned subsidiaries of New Parent and New Parent will continue the operations of PotashCorp and Agrium on a combined basis.

The pro forma financial information below gives pro forma effect to the Arrangement by applying pro forma adjustments described herein to PotashCorp’s and Agrium’s historical consolidated financial statements. The pro forma financial information has been derived from the respective historical consolidated financial statements of PotashCorp and Agrium, along with certain adjustments and assumptions made to give effect to the Arrangement. Adjustments were made only to conform Agrium’s financial statement amounts to PotashCorp’s accounting policies and to adjust for those pro forma events that are (a) directly attributable to the Arrangement, (b) expected to have a continuing impact on New Parent and (c) factually supportable. The pro forma adjustments are based upon available information and certain assumptions that management of PotashCorp believes are reasonable under the circumstances.

The pro forma financial information presents the combined effect on the historical statements and provides the following resulting information:

Historical Information of PotashCorp and Agrium	Historical Dates and Giving Effect	Resulting Information
Consolidated statements of financial position	As at September 30, 2016	Unaudited pro forma condensed combined statement of financial position, referred to as the pro forma statement of financial position
Consolidated statements of income	For the year ended December 31, 2015; and for the nine months ended September 30, 2016	Unaudited pro forma condensed combined statements of income, referred to as the pro forma statements of income

The pro forma financial information is presented for illustrative purposes only and does not include, among other things, estimated cost synergies, adjustments related to restructuring or integration activities, other acquisitions or disposals not yet known or probable, or impacts of Arrangement-related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the New Parent’s actual financial condition or results of operations would have been had the Arrangement been completed on the date indicated, nor does it purport to project New Parent’s future financial position or results of operations for any future period or as at any future dates. Accordingly, the combined business, assets, results of operations and financial condition may differ significantly from those indicated.

Additionally, New Parent’s tax rate may differ from PotashCorp’s historical tax rate and any change in the deferred tax as a result of the transaction will be reflected in the statement of income at the completion date. The following unaudited pro forma condensed combined financial information does not include the impact of such changes on PotashCorp’s existing deferred tax assets and liabilities, as this analysis has not been completed.

Each of the equity-based awards for each of PotashCorp and Agrium, whether vested or unvested, that are outstanding immediately prior to the completion of the Arrangement will convert into a New Parent award (“Replacement Award”) as set out in the Arrangement Agreement.

While the Arrangement shall constitute a “change in control” for purposes of the applicable PotashCorp and Agrium plans, the issuance of Replacement Awards and the Arrangement itself will generally not result in accelerated payments or vesting of the original equity instruments granted unless a holder of such equity instruments is terminated without cause or resigns with good reason (each as defined in the applicable PotashCorp or Agrium plan under which the applicable equity instruments granted were originally awarded) within 24 months of the completion of the Arrangement. However, certain executives of PotashCorp and Agrium have individual employment or change in control agreements that provide for immediate vesting of outstanding stock options and/or stock appreciation rights in the event of a change in control, the costs of which are recognized in the pro forma financial information.

All pro forma adjustments and their underlying assumptions are described more fully in the notes to this pro forma financial information. The pro forma financial information should be read in conjunction with the following:

(a)	The accompanying notes to the unaudited pro forma condensed combined financial information;

(b)	The audited consolidated financial statements of PotashCorp as at and for the year ended December 31, 2015 and the related notes, included in PotashCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2016;

(c)	The unaudited interim condensed consolidated financial statements of PotashCorp as at and for the nine months ended September 30, 2016 and the related notes, included in PotashCorp’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Commission on November 1, 2016 (collectively with item (b), “PotashCorp’s historical financial statements”);

(d)	The audited consolidated financial statements of Agrium as at and for the year ended December 31, 2015 and the related notes, included as Exhibit Number 99.2 in this Current Report on Form 8-K and incorporated by reference herein; and

(e)	The unaudited interim consolidated financial statements of Agrium as at and for the nine months ended September 30, 2016 and the related notes, included as Exhibit Number 99.3 in this Current Report on Form 8-K and incorporated by reference herein (collectively with item (d), “Agrium’s historical financial statements”).

New Parent

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As at September 30, 2016

In millions of U.S. dollars

	Historical		Pro Forma	Note	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$153	$311	$(115)	4(b)(ii)	$349
Receivables	575	3,014	(2)	4(b)(iii)	3,587
Inventories	720	2,666	(6)	4(c)(i)	3,380
Prepaid expenses and other current assets	62	265	—		327

	1,510	6,256	(123)		7,643
Non-current assets
Property, plant and equipment	13,279	6,935	—		20,214
Investments in equity-accounted investees	1,223	624	—		1,847
Available-for-sale investments	886	—	—		886
Other assets	271	94	—		365
Goodwill and other intangible assets	182	2,671	9,700	4(a),(b)(vi)	10,520
			(2,033)	4(a),(b)(vi)

Total Assets	$17,351	$16,580	$7,544		$41,475

Liabilities
Current liabilities
Short-term debt and current portion of long-term debt	$1,036	$1,850	$—		$2,886
Payables and accrued charges	717	2,976	(2)	4(b)(iii)	3,698
			7	4(b)(iv)
Current portion of derivative instrument liabilities	58	32	—		90

	1,811	4,858	5		6,674
Non-current liabilities
Long-term debt	3,714	4,400	524	4(a)	8,638
Derivative instrument liabilities	70	25	—		95
Deferred income tax liabilities	2,407	434	(176)	4(b)(v)	2,665
Pension and other post-retirement benefit liabilities	621	163	—		784
Asset retirement obligations and accrued environmental costs	610	332	—		942
Other non-current liabilities and deferred credits	70	39	—		109

Total Liabilities	9,303	10,251	353		19,907

Shareholders’ Equity
Share capital	1,795	1,764	(1,764)	4(b)(ii)	15,402
			13,607	4(b)(ii)
Contributed surplus	229	—	—		229
Accumulated other comprehensive loss	(99)	(1,118)	1,118	4(b)(ii)	(99)
Retained earnings	6,123	5,677	(5,677)	4(b)(ii)	6,030
			(93)	4(b)(ii)(iv),(c)(i)

Equity attributable to holders of the parent	8,048	6,323	7,191		21,562
Non-controlling interest	—	6	—		6

Total Shareholders’ Equity	8,048	6,329	7,191		21,568

Total Liabilities and Shareholders’ Equity	$17,351	$16,580	$7,544		$41,475

(1)	The financial information in this column has been derived from Agrium’s historical financial statements as at September 30, 2016 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

New Parent

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2015

In millions of U.S. dollars, except per share amounts

	Historical		Pro Forma	Note	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
Sales	$6,279	$14,795	$(97)	4(c)(i)	$20,977
Freight, transportation and distribution	(488)	(657)	—		(1,145)
Cost of goods sold	(3,522)	(10,250)	90	4(c)(i)	(13,682)

Gross margin	2,269	3,888	(7)		6,150

Selling and administrative expenses	(239)	(2,240)	—		(2,479)
Provincial mining and other taxes	(310)	(16)	—		(326)
Share of earnings of equity-accounted investees	121	(4)	—		117
Dividend income	50	2	—		52
Other income (expenses)	22	(82)	—		(60)

Operating income	1,913	1,548	(7)		3,454
Finance costs	(192)	(184)	37	4(c)(ii)	(339)

Income before income taxes	1,721	1,364	30		3,115
Income taxes	(451)	(376)	(8)	4(c)(iii)	(835)

Net Income	$1,270	$988	$22		$2,280

Net Income per Share
Basic	$1.52	$6.98		5	$3.51
Diluted	$1.52	$6.98		5	$3.50

(1)	The financial information in this column has been derived from Agrium’s historical financial statements for the year ended December 31, 2015 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

New Parent

Unaudited Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2016

In millions of U.S. dollars, except per share amounts

	Historical		Pro Forma	Note	Combined
	PotashCorp	Agrium (1)	Adjustments	Reference(s)	Pro Forma
Sales	$3,398	$11,385	$(66)	4(c)(i)	$14,717
Freight, transportation and distribution	(405)	(510)	—		(915)
Cost of goods sold	(2,326)	(8,228)	60	4(c)(i)	(10,494)

Gross margin	667	2,647	(6)		3,308

Selling and administrative expenses	(167)	(1,633)	8	4(c)(iv)	(1,792)
Provincial mining and other taxes	(88)	(10)	—		(98)
Share of earnings of equity-accounted investees	74	31	—		105
Dividend income	24	—	—		24
Impairment of available-for-sale investment	(10)	—	—		(10)
Other income (expenses)	(4)	(148)	17	4(c)(iv)	(135)

Operating income	496	887	19		1,402
Finance costs	(161)	(157)	27	4(c)(ii)	(291)

Income before income taxes	335	730	46		1,111
Income taxes	(58)	(201)	(12)	4(c)(iii)	(271)

Net Income	$277	$529	$34		$840

Net Income per Share
Basic	$0.33	$3.80		5	$1.31
Diluted	$0.33	$3.80		5	$1.30

(1)	The financial information in this column has been derived from Agrium’s historical financial statements for the nine months ended September 30, 2016 with certain reclassifications as described in further detail in Note 7.

See the accompanying notes to this Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of this pro forma financial information.

New Parent

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(millions of U.S. dollars, except as otherwise noted)

Note 1 Description of the Arrangement

In connection with the proposed Arrangement, the following unaudited pro forma condensed combined financial information, referred to herein as the pro forma financial information, presents the effect of the Arrangement on the combined historical financial statements of PotashCorp and Agrium. New Parent is a corporation to be incorporated by PotashCorp and Agrium prior to completion of the Arrangement. Each of PotashCorp and Agrium will own 50% of the common shares of New Parent prior to completion of the Arrangement, which shares will be cancelled as part of the Arrangement.

PotashCorp and Agrium entered into an Arrangement Agreement dated September 11, 2016. Pursuant to the Arrangement Agreement and the accompanying plan of arrangement, New Parent will, directly and indirectly, acquire all of the issued and outstanding PotashCorp Shares and all of the issued and outstanding Agrium Shares. Pursuant to the Arrangement, PotashCorp Shareholders will receive 0.40 of a New Parent Share for each PotashCorp Share held and Agrium Shareholders will receive 2.23 New Parent Shares for each Agrium Share held. Immediately following completion of the Arrangement, former PotashCorp Shareholders are anticipated to own approximately 52% of the New Parent Shares and former Agrium Shareholders are anticipated to own approximately 48% of the New Parent Shares. The Arrangement was approved by the PotashCorp Shareholders and by the Agrium Securityholders on November 3, 2016 and by the Ontario Superior Court of Justice on November 7, 2016. The Arrangement is currently anticipated to be completed in mid-2017, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals. Following the completion of the Arrangement, PotashCorp and Agrium will become wholly-owned subsidiaries of New Parent and New Parent will continue the operations of PotashCorp and Agrium on a combined basis.

Note 2 Basis of Presentation

The pro forma financial information has been derived from the respective historical consolidated financial statements of PotashCorp and Agrium, along with certain adjustments and assumptions made to give effect to the Arrangement. The pro forma financial information should be read in conjunction with PotashCorp’s historical financial statements and Agrium’s historical financial statements, each of which are incorporated by reference herein. Agrium’s historical financial statements have been adjusted to reclassify line items to conform to PotashCorp’s presentation. Additional reclassifications may be necessary on completion of the Arrangement. Adjustments were made only to conform Agrium’s financial statement amounts to PotashCorp’s accounting policies and to adjust for those pro forma events that are (a) directly attributable to the Arrangement, (b) expected to have a continuing impact on the registrant and (c) factually supportable. No adjustments have been made to eliminate discontinued operations, or to recognize adjustments to either parties’ interests in their recognized assets or liabilities due to the outcome of the finalization of their processes to closing. The pro forma adjustments are based upon available information and certain assumptions that management of PotashCorp believes are reasonable under the circumstances.

The pro forma financial information is presented for illustrative purposes only as at its respective dates and may not be an indication of the financial condition or results of operations to be expected of New Parent following the Arrangement for several reasons. The unaudited pro forma condensed combined financial information has been derived from the respective historical financial statements of PotashCorp and Agrium, and certain adjustments and assumptions made as at the dates indicated therein have been made to give effect to the Arrangement. The information upon which these adjustments and assumptions have been made is preliminary and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma condensed combined financial information does not include, among other things, estimated cost or synergies, adjustments related to restructuring or integration activities, other acquisitions or disposals not yet known or probable, or impacts of Arrangement-related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the New Parent’s actual financial condition or results of operations would have been had the Arrangement been completed on the dates indicated, nor does it purport to project New Parent’s future financial position or results of operations for any future period or as at any future date. Accordingly, the combined business, assets, results of operations and financial condition may differ significantly from those indicated.

Additionally, New Parent’s tax rate may differ from PotashCorp’s historical tax rate and any change in the deferred tax as a result of the transaction will be reflected in the statement of income at the completion date. The following unaudited pro forma condensed combined financial information does not include the impact of such changes on PotashCorp’s existing deferred tax assets and liabilities, as this analysis has not been completed.

The Arrangement has been accounted for in the pro forma financial information using the acquisition method under International Financial Reporting Standard 3 – Business Combinations (“IFRS 3”) of the International Accounting Standards Board (“IASB”). Although both PotashCorp and Agrium have agreed to combine in a merger of equals, IFRS 3 requires that one of PotashCorp or Agrium be designated as the acquirer for accounting purposes based on the evidence available. PotashCorp will be treated as the acquiring entity for accounting purposes. In identifying PotashCorp as the acquirer for accounting purposes, the companies took into account the voting rights of all equity instruments, the intended corporate governance structure of the combined company, the intended composition of senior management of the combined company and the size of each of the companies. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: market capitalization; assets; cash provided by operating activities; earnings before finance costs, taxes, depreciation and amortization; sales; gross margin; net income; employees; number of locations; and production capacity, reserves and resources. No single factor was the sole determinant in the overall conclusion that PotashCorp will be the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

The Arrangement consideration in the pro forma financial information is based on the closing price of PotashCorp shares on the New York Stock Exchange (“NYSE”) on November 15, 2016. However, the actual purchase price will be based on the closing price of PotashCorp shares on the NYSE on the date of closing of the Arrangement. Accordingly, the purchase price and the value of identifiable assets, liabilities and goodwill ultimately recorded at the date of closing of the Arrangement could differ materially.

Note 3 Significant Accounting Policies

The accounting policies used in the preparation of the pro forma financial information are those set out in PotashCorp’s audited consolidated financial statements as at and for the year ended December 31, 2015, which were prepared in accordance with International Financial Reporting Standards as issued by the IASB (“IFRS”).

For the purposes of this pro forma financial information, PotashCorp and Agrium completed a review of potential adjustments needed to conform Agrium’s historical financial statements to PotashCorp’s and concluded that no material adjustments were required. Upon completion of the Arrangement, New Parent will perform a further review and comparison of the accounting policies of PotashCorp and Agrium. From that review, New Parent may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company.

Agrium early adopted International Financial Reporting Standard 9 – Financial Instruments (“IFRS 9”) on January 1, 2014, whereas PotashCorp has chosen to defer adoption of IFRS 9, and instead applies International Accounting Standard (“IAS”) 39 – Financial Instruments: Recognition and Measurement. On the adoption date of IFRS 9, Agrium held financial assets and liabilities which were reclassified and measured based on the classification requirements and characteristics of each financial instrument. The adoption of IFRS 9 by Agrium did not result in a material impact to Agrium’s financial statements, and after adoption differences arising between Agrium’s application of IAS 39 and IFRS 9 were not material.

Certain reclassifications were made to align the presentation of Agrium’s historical financial statements with PotashCorp’s current presentation, as set out in Note 7. The reclassifications have no impact on the historical statements of income of Agrium and accordingly no impact on the pro forma statements of income of New Parent.

Note 4 Pro Forma Adjustments

(a)	Pro Forma Purchase Price and Purchase Price Allocation

At the date of preparation of this pro forma financial information, certain pro forma adjustments have been made as identified herein; however, the fair values of Agrium’s identifiable assets and liabilities to be assumed and the full impact of applying acquisition accounting have not been fully determined. After reflecting the pro forma adjustments made herein, the excess of the purchase consideration over the adjusted book values of Agrium’s net assets has been presented as goodwill. It is expected that following closing of the Arrangement and once detailed valuations and related calculations are completed, a material portion of the amount allocated to goodwill will be attributable to property, plant and equipment, investments in equity-accounted investees, intangible assets, other assets and liabilities and related deferred income tax balances. Some property, plant and equipment and intangible assets are expected to be finite-lived and accordingly subject to amortization. The actual amount assigned to the fair values of the identifiable assets and liabilities acquired will result in changes to earnings in periods subsequent to the Arrangement, and those changes could be material.

Calculation of New Parent pro forma price per share as at November 15, 2016:

(number of shares in millions)	PotashCorp	Agrium	Total
Number of pre-Arrangement shares outstanding	839.76	138.18
Pre-Arrangement share price	$17.66	$98.48

Pre-Arrangement market capitalization	$14,830	$13,608	$28,438

Arrangement Exchange Ratio	0.40	2.23
Number of post-Arrangement shares outstanding	335.90	308.14	644.04

New Parent pro forma price per share			$44.16

Arrangement consideration, pro forma net assets acquired and goodwill:

(number of shares in millions)			Fair value
Number of pre-Arrangement Agrium Shares outstanding as of November 15, 2016		138.18
Agrium Exchange Ratio		2.23

Number of post-Arrangement shares outstanding as of November 15, 2016		308.14
New Parent pro forma price per share		$44.16

			$13,607
Fair value of Agrium Replacement Awards (net of deferred income taxes) (Note 6)			89

Total pro forma Arrangement consideration			$13,696

Agrium net assets as at September 30, 2016, per Agrium’s historical financial statements		$6,323
Carrying value of Agrium goodwill as at September 30, 2016		(2,033)
Fair value of Agrium share-based payments replaced (Note 6)		89
Fair value adjustments
Increase long-term debt to fair value as at September 30, 2016	$(524)
Deferred income tax impact related to the increase in long-term debt	141	(383)

Fair value of Agrium net assets acquired			$3,996
Calculated pro forma Arrangement goodwill			9,700

			$13,696

Note 4 Pro Forma Adjustments, continued

(b)	Pro Forma Statement of Financial Position

The pro forma statement of financial position as at September 30, 2016 has been adjusted to give effect to closing of the Arrangement as if it had occurred on September 30, 2016. The following pro forma adjustments were made:

(i)	Long-term debt has been adjusted to fair value as described in Note 4(a).

(ii)	The pro forma excess of the estimated Arrangement consideration over the fair value of Agrium’s assets and liabilities has been recorded as goodwill.

Adjustments to shareholders’ equity		September 30, 2016
Eliminate Agrium Shares		$(1,764)
Issue New Parent Shares		13,607
Eliminate Agrium’s accumulated other comprehensive loss		1,118
Eliminate Agrium’s retained earnings		(5,677)
Other adjustments to retained earnings:
Estimated Arrangement-related costs of $115 expected to be incurred by Agrium and PotashCorp in connection with the Arrangement, net of deferred income taxes of $31	(84)
Accrue change in control payments of $7 related to executive compensation, net of deferred income taxes of $2	(5)
Eliminate intercompany profit in inventories, net of deferred income taxes of $2	(4)	(93)

Total		$7,191

(iii)	Intercompany receivables and intercompany payables of $2, and intercompany profits in inventory of $6, all as at September 30, 2016 related to intercompany purchases by Agrium from PotashCorp have been eliminated.

(iv)	Change in control payments of $7 related to executive compensation were accrued.

(v)	Adjustment to deferred income tax liabilities consists of the income tax effects related to fair value adjustment to long-term debt ($141), Arrangement-related costs expected to be incurred by Agrium and PotashCorp ($31), change in control payments related to executive compensation ($2) and elimination of intercompany profit in inventories ($2).

(vi)	Agrium goodwill of $2,033 as at September 30, 2016 was eliminated and goodwill arising from the acquisition of $9,700 was recorded, as described in Note 4(a).

(c)	Pro Forma Statements of Income

The pro forma statements of income for the year ended December 31, 2015 and the nine months ended September 30, 2016 have been adjusted to give effect to the consummation of the Arrangement as if it had occurred on January 1, 2015. The following pro forma adjustments were made:

(i)	Sales and cost of goods sold have each been adjusted to eliminate sales made by PotashCorp to Agrium of $90 for the year ended December 31, 2015 and $60 for the nine months ended September 30, 2016. Sales and inventories have also each been adjusted to eliminate intercompany profits of $7 and $6 included in inventories held as at December 31, 2015 and September 30, 2016, respectively. Intercompany profits included in inventories were estimated based on the gross margin of PotashCorp’s potash sales and Agrium’s inventory turnover for the respective period.

(ii)	The excess of the fair values of Agrium’s long-term debt over their carrying values were amortized using the effective interest method over the remaining terms of the long-term debt. Reduction in finance costs of $37 and $27 were recorded for the year ended December 31, 2015 and for the nine months ended September 30, 2016, respectively.

(iii)	Enacted or substantively enacted tax rate of 27% was used to determine the income tax effect of the above pro forma adjustments. The enacted or substantively enacted tax rate of the New Parent could be different than the tax rate assumed for the purpose of preparing this pro forma financial information.

(iv)	Non-recurring transaction costs directly attributable to the Arrangement of $25 incurred during the nine months ended September 30, 2016 have been eliminated.

Note 5 Earnings per Share Information

Pro forma net income per share

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
Basic net income per share (1)
Net income attributable to New Parent shareholders—basic	$2,280	$840
Weighted average shares—basic (millions)	649.23	643.58

Net income per share—basic	$3.51	$1.31

Diluted net income per share (1)
Net income attributable to New Parent shareholders—diluted	$2,280	$840
Weighted average shares—diluted (millions)	650.51	643.92

Net income per share—diluted	$3.50	$1.30

(1)	Net income per share calculations are based on dollar amounts rounded to the nearest million and share amounts rounded to the nearest ten thousand.

Pro forma New Parent Shares outstanding for earnings per share calculations

(in millions)	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
Agrium converted shares outstanding—basic	315.57	308.12
PotashCorp converted common shares outstanding—basic	333.66	335.46

New Parent Shares outstanding—basic	649.23	643.58
Dilutive effect of New Parent equity-based awards	1.28	0.34

New Parent Shares outstanding—diluted	650.51	643.92

Note 6 Arrangement Consideration: Estimated Fair Value of New Parent Share-based Compensation Issued in Exchange for Agrium Share-based Compensation

As more particularly described in the Arrangement Agreement, an equity instrument granted under a share-based payment arrangement will be assumed by New Parent and exchanged for Replacement Awards as contemplated in the Arrangement Agreement, based on the PotashCorp Exchange Ratio and the Agrium Exchange Ratio. Under IFRS 3, each Replacement Award issued to former Agrium award holders is measured at fair value on the date of acquisition and the portion attributable to pre-combination service is recorded as part of the Arrangement consideration and the portion attributable to post-combination service will be recognized as share-based compensation expense over the remaining post-combination service period. As the Replacement Awards have all the same material characteristics as the exchanged equity instruments being replaced, it is not expected that there will be a material difference between the fair value of the original equity instruments granted on the completion of the arrangement and the fair value of the Replacement Awards.

Note 7 Reclassifications

The following reclassifications were made to align the presentation of Agrium’s historical financial statements with PotashCorp’s current presentation. The reclassifications have no impact on the historical net earnings of Agrium.

Agrium statement of financial position reclassifications

As at September 30, 2016	Amount Before Reclassifications	Reclassification Amounts	Reference	Amount After Reclassifications
Assets
Current assets
Cash and cash equivalents	$311	$—		$311
Receivables	2,962	52	(a)	3,014
Income taxes receivable	52	(52)	(a)	—
Inventories	2,666	—		2,666
Prepaid expenses and other current assets	133	132	(b)	265
Other current assets	132	(132)	(b)	—

	6,256	—		6,256
Non-current assets
Property, plant and equipment	6,935	—		6,935
Investments in equity-accounted investees	624	—		624
Other assets	56	38	(c)	94
Goodwill and other intangible assets	638	2,033	(d)	2,671
Goodwill	2,033	(2,033)	(d)	—
Deferred income tax assets	38	(38)	(c)	—

Total Assets	$16,580	$—		$16,580

Liabilities
Current liabilities
Short-term debt and current portion of long-term debt	$1,740	$110	(e)	$1,850
Payables and accrued charges	2,938	38	(f),(g)	2,976
Current portion of derivative instrument liabilities	—	32	(f)	32
Income taxes payable	3	(3)	(g)	—
Current portion of long-term debt	110	(110)	(e)	—
Current portion of other provisions	67	(67)	(g)	—

	4,858	—		4,858
Non-current liabilities
Long-term debt	4,400	—		4,400
Derivative instrument liabilities	—	25	(f)	25
Deferred income tax liabilities	434	—		434
Pension and other post-retirement benefit liabilities	163	—		163
Asset retirement obligations and accrued environmental costs	332	—		332
Other non-current liabilities and deferred credits	64	(25)	(f)	39

Total Liabilities	10,251	—		10,251

Equity attributable to holders of New Parent	6,323	—		6,323
Non-controlling interest	6	—		6

Total Shareholders’ Equity	6,329	—		6,329

Total Liabilities and Shareholders’ Equity	$16,580	$—		$16,580

(a)	Income taxes receivable was reclassified to receivables.
(b)	Other current assets were reclassified to prepaid expenses and other current assets.
(c)	Deferred income tax assets were reclassified to other assets.
(d)	Goodwill was reclassified to goodwill and other intangibles.
(e)	Current portion of long-term debt was reclassified to short-term debt and current portion of long-term debt.
(f)	Current and non-current portion of derivative instrument liabilities were disaggregated into separate lines.
(g)	Income taxes payable and current portion of other provisions were reclassified to payables and accrued charges.

Note 7 Reclassifications, continued

Agrium statement of income reclassifications

For the year ended December 31, 2015	Amount Before Reclassifications	Reclassification Amounts	Reference	Amount After Reclassifications
Sales	$14,795	$—		$14,795
Freight, transportation and distribution	—	(657)	(a)	(657)
Cost of goods sold	(10,907)	657	(a)	(10,250)

Gross margin	3,888	—		3,888
Selling and administrative expenses	—	(2,240)	(b),(c)	(2,240)
Selling	(1,921)	1,921	(b)	—
General and administrative	(268)	268	(b)	—
Share-based payments	(51)	51	(c)	—
Provincial mining and other taxes	—	(16)	(d)	(16)
Share of earnings of equity-accounted investees	(4)	—		(4)
Dividend income	—	2	(d)	2
Other income (expenses)	(28)	(54)	(d),(f)	(82)

Operating income	1,616	(68)		1,548
Finance costs	(71)	(113)	(e),(f)	(184)
Finance costs related to long-term debt	(181)	181	(e)	—

Income before income taxes	1,364	—		1,364
Income taxes	(376)	—		(376)

Net income	$988	$—		$988

For the nine months ended September 30, 2016	Amount Before Reclassifications	Reclassification Amounts	Reference	Amount After Reclassifications
Sales	$11,385	$—		$11,385
Freight, transportation and distribution		(510)	(a)	(510)
Cost of goods sold	(8,738)	510	(a)	(8,228)

Gross margin	2,647	—		2,647
Selling and administrative expenses	—	(1,633)	(b),(c)	(1,633)
Selling	(1,434)	1,434	(b)	—
General and administrative	(177)	177	(b)	—
Share-based payments	(22)	22	(c)	—
Provincial mining and other taxes	—	(10)	(d)	(10)
Share of earnings of equity-accounted investees	31	—		31
Dividend income	—	—	(d)	—
Other income (expenses)	(109)	(39)	(d),(f)	(148)

Operating income	936	(49)		887
Finance costs	(53)	(104)	(e),(f)	(157)
Finance costs related to long-term debt	(153)	153	(e)	—

Income before income taxes	730	—		730
Income taxes	(201)	—		(201)

Net income	$529	$—		$529

(a)	Freight, transportation and distribution were disaggregated from cost of goods sold.
(b)	Selling and general and administrative expenses were combined into a single line.
(c)	Share-based payments were reclassified to selling and administrative expenses.
(d)	Provincial mining and other taxes and dividend income were disaggregated into separate lines.
(e)	Finance costs related to long-term debt were classified to finance costs.
(f)	Interest income was reclassified from other income (expenses) to finance costs.